UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2004

HUAYANG INTERNATIONAL HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-30173 (Commission File Number)	58-1667944 (IRS Employer Identification Number)

386 Qingnian Avenue Shenyang, China 110004 (Address of Principal Executive Offices)	110004 (Zip Code)

Registrant’s telephone number, including area code 011-86-24-2318-0688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As used in this report, “we”, “us,” “our,”  “Company” or “HIHI” refers to Huayang International Holdings, Inc., a Nevada corporation.

On September 30, 2004, we entered into an Agreement for Sale of Stock (the “Agreement”) with Mr. Gao Wan Jun.  Pursuant to the Agreement, we agreed to sell our 95% ownership interest in Shenyang Haitong House Properties Development Ltd (“Haitong”) to Mr. Gao.

As consideration for the sale of our ownership interest in Haitong, Mr. Gao and Haitong have agreed to assume and pay, and to hold us harmless from liability on our obligation to Huayang International Investment, Ltd., a British Virgin Islands corporation, in the amount of $1,710,773, which has been shown on our balance sheet as an amount due to a related party.   In conjunction with the transfer of our ownership interest in Haitong to Mr. Gao, we have also agreed to write off a total of $175,505 in accounts receivable from Huayang Industry (Shenyang) Group, a company which is owned and controlled by Mr. Gao, and to cancel and write off a promissory note with a net value of $2,388,000 executed by Huayang Industry (Shenyang) Group.

On August 5, 2004, we acquired all of the issued and outstanding common stock of China Carbon Black Holding Company Limited, a Hong Kong corporation (“China Carbon Black”), in a share exchange transaction. The transaction with China Carbon Black resulted in a change in control.  As a result of the change in control, we intend to change the focus of our business operations and concentrate on the business of production of natural gas and natural gas by-products conducted through our China Carbon Black subsidiary.

The sale of our ownership interest in Haitong is for the purpose of divesting our interest in the real estate operations we have been carrying on through that entity.  Prior to completion of the transaction with China Carbon Black, Mr. Gao was one of our principal shareholders, and also served as one of our officers and directors.  He is also the owner of the additional 5% ownership interest in Haitong which we do not own.  As a result, he has been substantially involved in the business operations carried on through Haitong and has an interest in taking over the operations of that company.

Section 2 — Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

The closing under the Agreement for Sale of Shares (the “Agreement”) with Gao Wan Jun was completed on September 30, 2004.  On that date, we transferred our 95% ownership interest in Shenyang Haitong House Properties Development Ltd (“Haitong”) to Mr. Gao in consideration of the agreement of Mr. Gao and Haitong to assume and pay and hold us harmless from liability on our obligation to Huayang International Investment Ltd., in the amount of $1,710,733.    In conjunction with the transfer of our ownership interest in Haitong to Mr. Gao, we also wrote off a total of $175,505 in accounts receivable from Huayang Industry (Shenyang) Group, a company which is owned and controlled by Mr. Gao, and have cancelled and written off a promissory note with a net value of $2,388,000 executed by Huayang Industry (Shenyang) Group.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

(b)

Pro Forma Financial Information.

The pro forma financial data reflecting the disposition of the ownership interest in Shenyang Haitong House Properties Development Ltd. as of September 30, 2004, which is required to be filed as part of this Current Report on Form 8-K is not currently available.  Such financial information shall be filed by amendment to this report on Form 8-K

(c)

Exhibits.

2.1

The Agreement for Saleof Stock signed between the Company and the Mr. Gao Wan Jun on September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUAYANG INTERNATIONAL HOLDINGS INC. (Registrant)

Date: October 6, 2004	By: /s/ Guo Yuen Wang, Director

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